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                                                                      EXHIBIT 21

                   METHODE ELECTRONICS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                 JURISDICTION OF
SUBSIDIARY (1)                                                    INCORPORATION
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
Graphic Research, Inc...........................................   California
Intertrace Technology, Inc......................................   Delaware
Methode of California (2).......................................   California
Methode Development Company.....................................   Delaware
Methode Duel, Inc...............................................   Delaware
Methode Electronics Europe, Ltd.................................   Scotland
Methode Electronics Far East, PTE, Ltd..........................   Singapore
Methode Electronics Ireland Limited.............................   Ireland
Methode Fibre Optic Products PTY, Ltd...........................   Australia
Methode Mikon Ltd...............................................   England
Methode New England Coi., Inc...................................   Delaware
Methode Technical Components....................................   Delaware
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(1)All subsidiaries 100% owned.
(2) Business also conducted under the names Trace Laboratories Central and Trace Laboratories East.